                   Exhibit 99.3

MORBARK HOLDINGS GROUP, LLC
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017
(With Independent Auditor’s Report Thereon)

                   Exhibit 99.3

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES

Table of Contents

Page
INDEPENDENT AUDITOR’S REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	2

Consolidated Statement of Earnings	3

Consolidated Statement of Members’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6

                   Exhibit 99.3

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Members of
Morbark Holdings Group, LLC and Subsidiaries

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Morbark Holdings Group, LLC and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of earnings, members’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes: the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Morbark Holdings Group, LLC and Subsidiaries as of December 31, 2017, and the results of their operations and their cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.
Troy, Michigan
March 08, 2018

                   Exhibit 99.3

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2017

Assets

Current assets:
Cash and cash equivalents	$807,834
Accounts receivable - trade, less allowance for doubtful accounts of $10,000	14,212,055
Inventories (note 2)	70,121,074
Prepaid expenses and other current assets	1,230,525

Total current assets	86,371,488

Property and equipment:
At cost, less accumulated depreciation of $2,562,603 (notes 3, 4 and 5)	31,490,683

Other assets:
Goodwill and other intangibles, less accumulated amortization of $2,566,266 (note 1)	31,220,738

Total assets (notes 4 and 5)	$149,082,909

Liabilities and Members' Equity

Current liabilities:
Checks written in excess of deposits	$2,115,752
Accounts payable - trade	18,002,833
Current portion of long-term debt (note 5)	3,208,216
Accrued liabilities:
Payroll and payroll related	2,492,470
Taxes	467,830
Customer deposits (note 1)	1,184,352
Warranty and product liability (note 8)	4,079,353
Other	738,170

Total current liabilities	32,288,976

Line-of-credit (note 4)	20,068,670

Long-term debt (note 5)	23,802,156

Total liabilities	76,159,802

Members' equity	72,923,107

Total liabilities and members' equity	$149,082,909

See accompanying notes to consolidated financial statements

                   Exhibit 99.3

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2017

Net sales	$157,340,489

Cost of sales	117,610,425

Gross profit	39,730,064

General and administrative expenses	29,748,140

Earnings from operations	9,981,924

Other income (expense):
Interest income	1,107
Interest expense	(1,468,596)
Transaction costs	440,984
Other - net	(202,047)

Total other income (expense)	(1,228,552)

Net earnings before other comprehensive loss	$8,753,372

See accompanying notes to consolidated financial statements

                   Exhibit 99.3

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
YEAR ENDED DECEMBER 31, 2017

Balance - January 1, 2017	$56,470,735

Contributions from members	11,000,000

Distributions to members	(3,301,000)

Net earnings	8,753,372

Balance - December 31, 2017	$72,923,107

See accompanying notes to consolidated financial statements

                   Exhibit 99.3

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOW
YEAR ENDED DECEMBER 31, 2017

Cash flows from operating activities:

Net earnings	$8,753,372

Adjustments:
Depreciation and amortization	3,582,632
Bad debt recovery	113,909
Loss on sale of assets	221,430
Interest expense incurred on long-term debt accrued directly to principal balance	285,132

Changes in assets and liabilities (net of effects of acquisition):
Decrease in accounts receivable	1,188,627
Increase in inventories	(18,682,851)
Decrease in prepaid expenses and other current assets	1,506,343
Increase in accounts payable	11,328,131
Increase in accrued liabilities	2,308,923

Total adjustments	1,852,276

Net cash provided from operating activities	10,605,648

Cash flows from investing activities:
Purchase of property and equipment	(2,408,412)
Proceeds from sale of property and equipment	172,500
Acquisition of the shares of Denis Cimaf, Inc. (net of $1,384,525 in cash acquired)	(36,514,299)

Net cash used in investing activities	(38,750,211)

Cash flows from financing activities:
Increase in checks written in excess of deposits	2,115,752
Net proceeds from line-of-credit	11,988,020
Proceeds from long-term debt	12,142,857
Principal payments on long-term debt	(2,308,972)
Distributions to members	(3,301,000)
Contributions from members	8,000,000

Net cash used in financing activities	28,636,657

Net increase in cash	492,094

Cash - January 1, 2017	315,740

Cash - December 31, 2017	$807,834

Supplemental Disclosure of Cash Flow Information

Cash paid during the year for interest	$1,468,596

Schedule of Noncash Financing Activities

Interest expense incurred on long-term debt accrued directly to principal balance	$3,000,000

See accompanying notes to consolidated financial statements

                   Exhibit 99.3

Note 1 - Nature of Business and Significant Accounting Policies

Nature of Business

Morbark Holdings Group, LLC (“Morbark Holdings”) has a wholly-owned subsidiary; Morbark, LLC (“Morbark LLC”). Morbark, LLC has two wholly-owned subsidiaries; Rayco Manufacturing, LLC (“Rayco”) and Morbark IC-DISC, Inc. (“Morbark IC-DISC”) (collectively referred to as “Morbark” or “Company”). Morbark, LLC and Rayco are in the business of manufacturing industrial grade equipment for the pulp and paper, sawmill, forest products and solid waste industries and sells to customers in approximately 50 states and various regions around the world. The Company also repairs and refurbishes used equipment that is either owned by the customer or purchased by the Company. The manufacturing operations are located in Winn, Michigan and Wooster, Ohio.

On October 11, 2017, Morbark, LLC acquired all of the membership interest of Rayco.

Principles of Consolidation

The consolidated financial statements include the accounts of Morbark Holdings Group, LLC and its wholly-owned subsidiary; Morbark, LLC and, Morbark, LLC’s wholly-owned subsidiaries; Rayco and Morbark IC-DISC. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company’s primary source of revenue is from the sale of its products. The Company also records revenue from repair and refurbishment jobs of used equipment. The Company recognizes revenue from the sale of its products upon shipment to the customer or at the successful completion of a repair. Related shipping and handling costs are included in general and administrative expenses.

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid investments with original maturities of three months or less.

The Company places its temporary cash investments with high credit quality financial institutions. The total cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per bank. At various times during the year, such balances may be in

                   Exhibit 99.3

excess of the FDIC limit, and at December 31, 2017, approximately $423,000 was above the insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash balances.

Accounts Receivable

Accounts receivable are valued at customer invoice amounts less an allowance for doubtful accounts, which is determined by a combination of calculating bad debt experience and applying it to current receivables and determining the collectability of individual accounts, through a charge to earnings and a credit to a valuation allowance. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the valuation allowance and a credit to accounts receivable.

The Company considers accounts to be past due based upon the contractual terms for individual invoices. Interest is charged to past due accounts up to 18% per annum when an account is ten days past due and recorded as income in the current period.

Inventories

Inventories consist of raw materials, parts and components, work-in-process, newly manufactured equipment and used equipment, which is normally taken in trade on sales of new equipment. Inventories are valued at the lower of cost or net realizable value, with cost determined using the first-in, first-out method. The Company’s policy is to reduce specific inventories for excess and obsolete items based on management’s review of on-hand inventories compared to estimated future sales and usage.

Property and Equipment

Property and equipment was recorded at fair value upon acquisition and depreciated using a combination of accelerated and straight-line methods over the estimated useful lives of the respective assets, ranging from 3 to 40 years. The costs of repairs and maintenance are charged to expense as incurred; major renewals and betterments are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the consolidated statement of earnings.

The Company reviews the carrying value of long-lived assets used in operations for impairment when events and circumstances warrant such a review. If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amounts by which the carrying value exceeds the fair market value. Fair value is determined using the anticipated cash flows discounted at a rate commensurate with the risk involved.

Business Combination - Goodwill and Other Intangibles

On October 11, 2017, Morbark LLC entered into a purchase agreement to acquire the stock of Rayco for a total purchase price of $40,643,544, including the assumption of certain liabilities. Funding of the acquisition consisted of $8,000,000 in cash contributions, $3,000,000 in membership shares and $29,643,544 in financing from the bank.

                   Exhibit 99.3

The Company accounted for this acquisition under the purchase method of accounting. The fair value of the assets acquired and liabilities assumed were based on independent appraisals and estimates by management. However, the Company has elected not to obtain an independent valuation of intangible assets apart from goodwill. The following is a condensed summary of the assets and liabilities acquired:

Current assets	$18,269,183
Property, plant and equipment	4,826,577

Total assets	23,095,760

Current liabilities	2,804,446

Net assets acquired	20,291,314

Total purchase price (before assumed liabilities)	40,643,544

Purchase price in excess of the fair value of net assets acquired before the allocation of identified intangible assets	$20,291,314

Goodwill and other intangibles	$20,291,314

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. Certain other intangible assets acquired as part of the business combination include patents, trademarks, service marks, trade name, copyrights and other marks. Similar to other closely held entities, the Company has elected not to obtain a valuation of these other intangible assets apart from goodwill. Instead, the Company has elected to adopt Accounting Standards Update (ASU) No. 2014-18 - Accounting for Identifiable Intangible Assets in a Business Combination, which allows them to apply the entire excess of the purchase process paid over the fair value of the tangible assets acquired to goodwill. The Company meets the requirements of the new standard, and as a result, the valuation and allocation of the purchase price to certain identifiable other intangible assets apart from goodwill is not required.

The Company evaluates the recoverability of its goodwill when facts and circumstances indicate that the carrying value is not recoverable. If the carrying value is not recoverable, impairment is measured as the amount by which the carrying value exceeds its estimated fair value. At December 31, 2017, the Company evaluated its goodwill and intangible assets for impairment and determined no impairment was necessary.

The Company incurred transaction costs totaling $671,851 related to the acquisition which are included in consolidated net earnings for the year ended December 31, 2017.

As of December 31, 2017, the Company had total goodwill of $34,147,938. Under ASU No. 2014-02, the Company elected to amortize goodwill over 10 years on a straight line basis. Accumulated amortization amounted to $2,566,266 as of December 31, 2017. Amortization expense related to goodwill for the period ended December 31, 2017 amounted to $1,472,503.

                   Exhibit 99.3

Future amortization expense for the years succeeding December 31, 2017 is scheduled as follows:

2018	$3,414,794
2019	3,414,794
2020	3,414,794
2021	3,414,794
2022	3,414,794

Customer Deposits

The Company may receive payments for future equipment orders. Customer deposits are recorded as accrued liabilities in the consolidated balance sheet.

Warranty Liabilities

Product warranty liabilities are recorded for products sold based on management’s estimates of the amount that will be required to settle such obligations. These reserves are based on several factors including past experience, the length of the warranty period, historical performance of the products, changes in performance of newer products, the mix and volumes sold with respect to such products, as well as various other considerations.

Advertising

Costs related to advertising are charged to expense as incurred. Advertising expense was $548,268 for the year ended December 31, 2017.

Income Taxes

The Company is organized as a limited liability company and is not subject to Federal income tax in accordance with partnership tax rules. Therefore, there is no provision for Federal income tax in the consolidated statements of earnings and members’ equity, since income is taxed at the individual member level.

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are 2014 - 2017.

Subsequent Events

The consolidated financial statements and related disclosures include evaluation of events up through and including March 8, 2018, which is the date the consolidated financial statements were available to be issued.

                   Exhibit 99.3

Note 2 - Inventories

Inventories are summarized as follows:

Raw materials	$4,434,416
Parts and components	26,250,738
Work-in-process	12,593,745
New equipment	24,074,812
Used equipment	2,767,363

Total inventories	$70,121,074

Note 3 - Property and Equipment

The principal categories of property and equipment are summarized as follows:

Land	$880,000
Buildings and improvements	19,554,750
Machinery and equipment	10,397,337
Office equipment and software	1,182,016
Vehicles	452,180
Construction-in-progress	1,587,003

Total cost	34,053,286

Less accumulated depreciation	(2,562,603)

Undepreciated cost	31,490,683

Depreciation expense for the period ended December 31, 2017 was $1,538,201.

Construction-in-progress represents expenditures for assets which have not been placed in service as of December 31, 2017. No depreciation expense will be taken on these assets until they are placed in service. At December 31, 2017, the estimated costs to complete construction-in-progress amounted to approximately $714,500.

Note 4 - Revolver Credit Agreement

The Company has a revolving credit agreement with its bank under which the Company may borrow up to the lesser of $50,000,000 or the borrowing base, as defined, which provides for access to certain lending facilities, which are collateralized by substantially all of the assets of the Company. Interest on borrowings under this facility is payable monthly. The agreement expires October 11, 2022. At December 31, 2017, the average effective rate of interest was 4.44% charged on the outstanding balance of $20,068,670.

                   Exhibit 99.3

Note 5 - Long-Term Debt

Long-term debt is summarized as follows:

Unsecured note payable, with the Mackinac Center for Public Policy, due in 2027, with annual installments of $50,000, plus interest at 1% below the prime rate	$453,686
Unsecured Isabella term notes payable, with payments commencing at various dates from 2000 through 2056, over periods from 10 to 15 years with varying interest rates at 1% to 2% below the prime rate (minimum interest rate of 6% and maximum interest rate of 10%). In 2017, interest of $285,132 was owing and rolled back into the note	7,787,911
Term note with a bank, payable in quarterly installments of $714,286, including interest at LIBOR plus 2.75%. The note matures October, 2022 and is secured by all assets of the Company. The balance is net of loan fees of $516,939	18,768,775

Total	27,010,372

Less current portion of long-term debt	3,208,216

Long-term portion	$23,802,156

Notes bearing interest related to the prime rate have their interest rates fixed for various periods up to one year.

The amounts of long-term debt coming due for the years succeeding December 31, 2017 are scheduled as follows:

2018	$3,208,216
2019	2,885,742
2020	2,883,600
2021	2,942,903
2022	2,968,831

The revolver and term loan with the bank contains certain restrictive financial covenants, including the maintenance of a minimum fixed coverage ratio.

Note 6 - Operating Leases

The Company leases certain office equipment under noncancelable agreements, which expire at various dates through 2023. The Company also leases certain other equipment under cancelable leases on a month-to-month basis.

                   Exhibit 99.3

The Company leases their Wooster, Ohio facilities from a related party. This lease expires in October of 2027 and carries monthly payments of $39,000.

The following is a schedule by year of approximate future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2017.

Year Ending December 31st:

2018	$566,000
2019	566,000
2020	566,000
2021	566,000
2022 and thereafter	2,882,000
Total rental expense included in the determination of net earnings for the period ended December 31, 2017 amounted to $329,973.

Note 7 - Employee Benefit Plans

Morbark LLC adopted the Morbark Employee 401(k) Savings Plan (the Plan) for the benefit of substantially all employees. Morbark, LLC. is the Plan Sponsor. The Company matches employee contributions to the Plan up to a specific limit and, at the Company’s discretion, has made additional contributions to the Plan as a percentage of qualified wages. Employer contributions to the Plan were $850,022 for the period ended December 31, 2017.

Rayco Manufacturing, Inc. adopted the Rayco Manufacturing, Inc. 401(k) Plan (the Plan) for the benefit of substantially all employees. Rayco Manufacturing, Inc. is the Plan Sponsor. The Company matches employee contributions to the Plan up to a specific limit and, the Company may make additional contributions to the Plan at the Company’s discretion. Employer contributions to the Plan were $110,580 for the period ended December 31, 2017.

The Company self-insures medical claims. Individual claims greater than $275,000 are covered by stop-loss insurance. Benefits in excess of this limit are covered by insurance. The Company records an accrual for claims incurred but not yet settled based on management’s analysis of information received from its outside administrator, which is included in accrued liabilities - other on the consolidated balance sheet.

The Company self-insures workers’ compensation administered by Morbark, LLC. Individual claims greater than $600,000 are covered by stop-loss insurance. The Company records an accrual for claims incurred but not yet settled based on management’s analysis of information received from its outside administrator, which is included in accrued liabilities - other in the consolidated balance sheet.

Note 8 - Contingent Liabilities

Morbark Holdings Group, LLC and Subsidiaries are the defendants in a few pending or threatened legal actions involving a variety of matters. Product liability claims are insured above a $250,000 deductible. At December 31, 2017, Morbark Holdings Group, LLC and

                   Exhibit 99.3

Subsidiaries have reserved losses of $410,000 for specific claims. Losses arising out of the non-determinable actions are not expected to have a significant impact on the Company’s operations or financial position.

Morbark Holdings Group, LLC and Subsidiaries have recorded a reserve for product warranty claims of $3,669,353 as of December 31, 2017. The estimate includes specific warranty claims and identified warranty issues. The estimate also includes a reserve for unidentified future claims. Warranty expense was $4,323,967 for the year ended December 31, 2017.

The change in the Company’s aggregate product warranty liabilities is summarized as follows:

Beginning reserve	$1,616,165
Current year provisions	6,377,155
Current year claims	(4,323,967)

Ending reserve	$3,669,353

* * * End of Notes * * *